Exhibit 21

Subsidiaries of the Registrant

Name	Jurisdiction
CNL Beneficiary Blue Corp.	Delaware
CNL Beneficiary Blue TRS Corp.	Delaware
CNL Beneficiary Blue, LLC	Delaware
CNL Beneficiary Whistler Corp.	Delaware
CNL Beneficiary Whistler TRS Corp.	Delaware
CNL Beneficiary Whistler, LLC	Delaware
CNL Canada Nominee, Inc.	Delaware
CNL DMC GP, LLC	Delaware
CNL DMC, LP	Delaware
CNL Dallas Market Center GP, LLC	Delaware
CNL Dallas Market Center, LP	Delaware
CNL Income Canada Lessee Corp.	British Columbia
CNL Income Copper GP, LLC	Delaware
CNL Income Copper, LP	Delaware
CNL Income GP Corp.	Delaware
CNL Income GW Corp.	Delaware
CNL Income GW GP, LLC	Delaware
CNL Income GW Partnership, LLLP	Delaware
CNL Income GW Sandusky GP, LLC	Delaware
CNL Income GW Sandusky Tenant, LP	Delaware
CNL Income GW Sandusky, LP	Delaware
CNL Income GW WI-DEL GP, LLC	Delaware
CNL Income GW WI-DEL Tenant, LP	Delaware
CNL Income GW WI-DEL, LP	Delaware
CNL Income Holding, Inc.	Delaware
CNL Income LLVR GP, LLC	Delaware
CNL Income LLVR, LP	Delaware
CNL Income LP Corp.	Delaware
CNL Income Mammoth GP, LLC	Delaware
CNL Income Mammoth, LP	Delaware
CNL Income Partners, LP	Delaware
CNL Income Sandestin GP, LLC	Delaware
CNL Income Sandestin, LP	Delaware
CNL Income Snowshoe GP, LLC	Delaware
CNL Income Snowshoe, LP	Delaware
CNL Income Squaw Valley GP, LLC	Delaware
CNL Income Squaw Valley, LP	Delaware
CNL Income Stratton GP, LLC	Delaware
CNL Income Stratton, LP	Delaware
CNL Retail Beneficiary, LP	Delaware
CNL Retail Blue Option Trust	Delaware
CNL Retail Manager Corp.	Delaware
CNL Retail Manager Holding Corp.	Delaware
CNL Retail SPE Option Trust	Delaware
CNL Retail SPE Trust	Delaware
CNL Retail Upper Holding Trust	Delaware
CNL Village Retail GP, LLC	Delaware
CNL Village Retail Partnership, LP	Delaware
US Canada Property Trust Alpha	New Jersey
US Canada Property Alpha Blue Mountain Nominee Corp.	British Columbia
US Canada Property Alpha Whistler Nominee Corp.	British Columbia
WTC-Trade Mart GP, L.L.C.	Delaware
WTC-Trade Mart, L.P.	Delaware
IFDC-GP, LLC	Texas
IFDC Property Company, Ltd.	Texas
IFDC H20, LLC Texas	Texas
CNL Income TRS Holding Corp	Delaware

*All entities do business under their listed names.